                                                                    EXHIBIT 23.2

                   [CROUCH, BIERWOLF & ASSOCIATES LETTERHEAD]


The Board of Directors
Pet Quarters, Inc.
120 East Front Street
Lonoke, Arkansas 72086

We hereby consent to the use of our report dated October 25, 1998 in the Registration Statement on Form S-8 dated June 27, 2001 related to the financial statements of Pet Quarters, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ CROUCH, BIERWOLF & ASSOCIATES
Crouch, Bierwolf & Associates
Certified Public Accountants

/s/ CROUCH, BIERWOLF & ASSOCIATES
Salt Lake City, Utah
June 27, 2001